Exhibit 99.1

cogint Announces Third Quarter 2016 Financial and Operating Results

Data and analytics company shows continued quarter-over-quarter revenue growth, driven by ongoing innovation and scale.

Business Highlights

•	Consolidated revenue increased to $52.2 million for the third quarter 2016 (a 27% increase over second quarter 2016) from $1.0 million for the third quarter 2015.

•	Information Services and Performance Marketing segments contributed $14.8 million and $37.4 million in revenue during the quarter, respectively.

•	Net loss of $9.7 million for the third quarter 2016, compared to $4.8 million for third quarter 2015, primarily due to noncash share-based compensation expenses and a one-time write-off of intangible assets.

•	Adjusted EBITDA increased to $3.2 million for the third quarter 2016 from negative $2.2 million for the third quarter 2015.

•	On September 26, 2016, the trading of the Company’s common stock commenced on the NASDAQ Global Market, under the new symbol “COGT,” pursuant to the Company’s voluntary transition from the NYSE MKT.

•	Within our Information Services segment:

•	Ongoing evolution of our leading-edge, investigative solution, idiCORE™, including enhanced search functionality and accuracy.

•	Greater than 400% CAGR in idiCORE online transactions for third quarter 2016.

•	Continued ingestion and integration of key foundational data sets into idiCORE, including the addition of billions of motor vehicle records.

•	Increasing adoption of consumer reengagement solutions by advertising clients.

•	Comprehensive database includes holistic views of greater than 95% of U.S. population, including unique data assets of over 120 million self-reported profiles, including 150 million unique email addresses, across 63 million households.

•	80% of consumer interactions are from mobile, with over 700,000 daily survey respondents and 5 million compiled responses daily.

•	Within our Performance Marketing segment:

•	Continued scale in our Career & Education and Mobile App verticals with focus on the “Gig Economy,” providing recruitment solutions for industry-leading technology platforms in areas such as ride hailing, delivery and home services.

•	Career & Education vertical experienced triple-digit quarterly growth to $2.6 million from second quarter 2016, demonstrating extraordinary market opportunity.

•	Mobile App vertical grew 44% to $4.6 million compared to $3.2 million in second quarter 2016.

•	Increase in revenue from third-party media channels, from $1.0 million to $1.6 million, from second to third quarter 2016, reaffirming our planned initiatives to increase the platform’s scale through custom audience development and vertical-specific marketing programs.

•	Strong trending in our Health vertical, leveraging our massive database of self-reported consumer information, allowing for custom audience targeting and the ability to design efficient and scalable campaigns.

BOCA RATON, Fla. — (BUSINESS WIRE) – November 3, 2016 – Cogint, Inc. (NASDAQ: COGT), a data and analytics company, today reported revenue of $52.2 million, net loss of $9.7 million and adjusted EBITDA of $3.2 million for the third quarter ended September 30, 2016.

“We are pleased to report a record quarter in revenue, continuing the trend of quarter-over-quarter growth in revenue and adjusted EBITDA,” said Derek Dubner, cogint’s chief executive officer. “This quarter marked an exceptional growth period for the company, with over 27% top-line revenue growth as compared to the second quarter of 2016, led by strong demand for core solutions, and positive trending in adoption of new solutions, across all product lines. Due to the strength we saw at the end of Q3 2016 and continued momentum in the first part of Q4 2016, we believe we are well positioned to be in the previously stated range of $183 - $187 million for full-year 2016 revenues.”

Financial Highlights

Total revenue was $52.2 million, with our Information Services and Performance Marketing segments contributing $14.8 million and $37.4 million, respectively, for the third quarter 2016, compared to total revenue of $1.0 million, with our Information Services and Performance Marketing segments contributing $1.0 million and $0 million, respectively, for the third quarter 2015. Net cash provided by operating activities was $4.4 million for the nine months ended September 30, 2016, compared to net cash used in operating activities of $6.8 million for the nine months ended September 30, 2015. The Company reported a net loss of $9.7 million for the third quarter 2016, compared to a net loss of $4.8 million for the third quarter 2015. Adjusted EBITDA was $3.2 million for the third quarter 2016, compared to negative $2.2 million for the third quarter 2015. Cash and cash equivalents was $10.4 million as of September 30, 2016.

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, plus net loss from discontinued operations, interest expense, income tax (benefit) expenses, depreciation and amortization, share-based payments, and other adjustments, as noted in the table below.

Conference Call

Cogint, Inc. will host a conference call on Thursday, November 3, 2016 at 4:30 PM ET to discuss its third quarter 2016 operating and financial results. To listen to the conference call on your telephone, please dial (844) 287-6625 for domestic callers or (574) 990-1020 for international callers and use passcode: 1979730. To access the live audio webcast, visit the cogint website at www.cogint.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (855) 859-2056 or (404) 537-3406 with the replay passcode 1979730. The replay will also be available for one week on the cogint website at www.cogint.com.

About cogint™

At cogint, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most – running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts, to identifying and acquiring new customers. At cogint, we are dedicated to making the world a safer place, to reducing the cost of doing business, and to enhancing the consumer experience.

RELATED LINKS: http://www.cogint.com

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,”

“may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about planned initiatives to increase the platform of third-party media channels through custom audience development and vertical-specific marketing programs, trending in adoption of new solutions, across all product lines and full year 2016 revenue estimates for 2016. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

COGINT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(unaudited)

	September 30, 2016	December 31, 2015
ASSETS:
Current assets:
Cash and cash equivalents	$10,395	$13,462
Accounts receivable, net of allowance for doubtful accounts of $984 and $318 at September 30, 2016 and December 31, 2015, respectively	28,465	21,224
Prepaid expenses and other current assets	3,298	2,931

Total current assets	42,158	37,617
Property and equipment, net	1,471	1,062
Intangible assets, net	99,419	87,445
Goodwill	166,083	161,753
Other non-current assets	1,864	1,315

Total assets	$310,995	$289,192

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Trade accounts payable	$16,187	$8,863
Accrued expenses and other current liabilities	9,564	9,160
Deferred revenue	407	783
Current portion of long-term debt	2,250	2,250

Total current liabilities	28,408	21,056
Promissory notes payable to certain shareholders, net	10,457	9,618
Long-term debt, net	37,188	39,050
Contingent consideration payable in stock	10,000	—
Deferred tax liabilities	2,568	13,573

Total liabilities	88,621	83,297

Shareholders’ equity:
Convertible Series A preferred stock—$0.0001 par value 10,000,000 shares authorized; 0 and 4,871,802 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	—	—
Convertible Series B preferred stock—$0.0001 par value 10,000,000 shares authorized; 0 and 450,962 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	—	—
Common stock—$0.0005 par value 200,000,000 shares authorized; 50,724,856 and 15,709,786 shares issued at September 30, 2016 and December 31, 2015, respectively; and 50,663,171 and 15,709,786 shares outstanding at September 30, 2016 and December 31, 2015, respectively	25	8
Treasury stock, at cost, 61,685 and 0 shares at September 30, 2016 and December 31, 2015, respectively	(305)	—
Additional paid-in capital	331,499	291,032
Accumulated deficit	(108,845)	(85,145)

Total shareholders’ equity	222,374	205,895

Total liabilities and shareholders’ equity	$310,995	$289,192

COGINT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in thousands, except share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$52,176	$1,002	$132,643	$3,254
Cost of revenues (exclusive of depreciation and amortization)	39,658	766	97,709	1,744

Gross profit	12,518	236	34,934	1,510
Operating expenses:
Sales and marketing expenses	3,699	524	10,004	1,529
General and administrative expenses	17,669	4,178	44,203	9,650
Depreciation and amortization	3,507	57	9,112	133

Loss from operations	(12,357)	(4,523)	(28,385)	(9,802)

Other income (expense):
Interest expense, net	(1,880)	(3)	(5,561)	(3)
Other expenses, net	—	—	(1,273)	—

Total other expense	(1,880)	(3)	(6,834)	(3)

Loss from continuing operations before income taxes	(14,237)	(4,526)	(35,219)	(9,805)
Income taxes	(4,493)	(124)	(11,519)	141

Net loss from continuing operations	(9,744)	(4,402)	(23,700)	(9,946)
Discontinued operations:
Pretax loss from operations of discontinued operations	—	26	—	(1,236)
Pretax loss on disposal of discontinued operations	—	376	—	(41,095)
Income taxes	—	—	—	127

Net loss from discontinued operations	—	402	—	(42,458)
Less: Non-controlling interests	—	789	—	(508)

Net loss from discontinued operations attributable to cogint	—	(387)	—	(41,950)

Net loss attributable to cogint	$(9,744)	$(4,789)	$(23,700)	$(51,896)
Loss per share
Basic and diluted
Continuing operations	$(0.19)	$(0.29)	$(0.56)	$(0.82)
Discontinued operations	—	(0.03)	—	(3.45)

	$(0.19)	$(0.32)	$(0.56)	$(4.27)

Weighted average number of shares outstanding -
Basic and diluted	50,654,690	15,034,224	42,100,504	12,167,469
Comprehensive loss:
Net loss attributable to cogint	$(9,744)	$(4,789)	$(23,700)	$(51,896)
Realized foreign currency translation adjustment	—	130	—	—

Net comprehensive loss	$(9,744)	$(4,659)	$(23,700)	$(51,896)

COGINT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except share data)

(unaudited)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(23,700)	$(51,896)
Less: Loss from discontinued operations, net of tax	—	(41,950)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,112	133
Non-cash interest expenses and related amortization	1,839	—
Share-based payments	21,941	3,652
Non-cash loss on exchange of warrants	1,273	—
Write-off of Purchased IP and capitalized litigation costs	4,055	—
Provision (recovery) for bad debts	666	(37)
Deferred income tax (benefit) expenses	(11,561)	370
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(3,301)	(278)
Prepaid expenses and other current assets	545	(601)
Other non-current assets	(549)	—
Trade accounts payable	5,027	316
Accrued expenses and other current liabilities	(533)	(20)
Amounts due to related parties	—	(46)
Deferred revenue	(428)	(14)

Net cash provided by (used in) operating activities from continuing operations	4,386	(6,471)
Net cash used in operating activities from discontinued operations	—	(337)

Net cash provided by (used in) operating activities	4,386	(6,808)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(722)	(626)
Purchase of intangible assets	—	(250)
Capitalized costs included in intangible assets	(7,980)	(2,082)
Proceeds from reverse acquisition	—	3,569
Acquisition, net of cash acquired	(50)	—
Deposits as collateral	(750)	—

Net cash (used in) provided by investing activities from continuing operations	(9,502)	611
Net cash used in investing activities from discontinued operations	—	(121)

Net cash (used in) provided by investing activities	(9,502)	490

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	4,724	9,400
Debt costs	(682)	—
Repayments of long-term debt	(1,688)	—
Taxes paid related to net share settlement of vesting of restricted stock units	(305)	—

Net cash provided by financing activities	2,049	9,400

Net (decrease) increase in cash and cash equivalents	$(3,067)	$3,082
Cash and cash equivalents at beginning of period	13,462	5,996

Cash and cash equivalents at end of period	$10,395	$9,078

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$3,795	$3
Cash paid for income taxes	$—	$—
Share-based compensation expenses capitalized in intangible assets	$868	$239
Issuance of common stock to a vendor for services rendered	$146	$—
Fair value of acquisition consideration	$21,206	$—
Warrants issued in relation to the term loan	$492	$—

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, plus net loss from discontinued operations, interest expense, income tax (benefit) expenses, depreciation and amortization, share-based payments, and other adjustments, as noted in the table below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2016	2015	2016	2015
Net loss attributable to cogint	$(9,744)	$(4,789)	$(23,700)	$(51,896)
Net loss from discontinued operations attributable to cogint	—	387	—	41,950
Interest expense, net	1,880	3	5,561	3
Income tax (benefit) expenses	(4,493)	(124)	(11,519)	141
Depreciation and amortization	3,507	57	9,112	133
Share-based payments	7,318	1,681	21,941	3,652
Non-cash loss on exchange of warrants	—	—	1,273	—
Write-off of Purchased IP and capitalized litigation costs	4,055	—	4,055	—
Acquisition-related costs	(146)	77	431	377
Non-recurring legal and litigation costs	779	503	1,493	1,248

Adjusted EBITDA	$3,156	$(2,205)	$8,647	$(4,392)

We present adjusted EBITDA as a supplemental measure of our operating performance because we believe it provides useful information to our investors as it eliminates the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use it as an integral part of our internal reporting to measure the performance of our reportable segments, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA is a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and is an indicator of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect across all reportable segments of considerable amounts of non-cash depreciation and amortization and the non-cash effect of share-based payments.

Adjusted EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure adjusted EBITDA may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Media and Investor Relations Contact:

Cogint, Inc.

Jordyn Kopin

Director, Investor Relations

646-356-8469

JKopin@cogint.com